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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       September 13, 1999
                                                -------------------------------

                              Antex Biologics Inc.
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             (Exact name of registrant as specified in its charter)

   Delaware                                      0-20988                                         52-1563899
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(State or other jurisdiction              (Commission File Number)                              (IRS Employer
of incorporation)                                                                              Identification No.)

  300 Professional Drive                       Gaithersburg, MD                                              20879
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(Address of principal executive offices)                                                                    (Zip Code)


Registrant's telephone number, including area code     (301) 590-0129
                                                  -----------------------------

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          (Former name or former address, if changed since last report)







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ITEM 5.  OTHER EVENTS

            On September 13, 1999, Antex Biologics Inc. (the "Company") entered into an Omnibus Agreement with SmithKline Beecham plc, an English corporation ("SB plc"), SmithKline Beecham Biologicals Manufacturing s.a., a Belgium corporation ("SB Bio"), and MicroCarb Human Vaccines Inc., a Delaware corporation ("MCHV"). Under the Omnibus Agreement and several related agreements, (i) MCHV, the joint venture between the Company and SB Bio, has been dissolved, and SB Bio's equity interest in the joint venture has been converted into common stock, par value $.01 per share, of the Company ("Company Common Stock"), and (ii) the Company and SB plc have entered into a Research and Development, Research Support and License Agreement, dated as of September 13, 1999 (the "New License Agreement"), which replaces an agreement having the same title among the Company, SmithKline Beecham Corporation, a Delaware corporation ("SKB"), and MCHV, dated May 6, 1996 (the "Original License Agreement").

Background

            In 1996, the Company and SmithKline established MCHV, which has been 73.75% owned by the Company and 26.25% owned by SB Bio. The purpose of the joint venture was to engage in research and development with the goal of developing human vaccine products for commercial sale. The Company granted to MCHV an exclusive worldwide, royalty-free (subject to certain third-party license agreements), perpetual and exclusive right and license to the Company's proprietary rights with respect to its adhesion receptor technology and nutriment signal transduction technology for use in the development and sale of prophylactic and therapeutic human vaccines. In consideration for its interest in MCHV and this technology transfer, SKB made a $3 million cash payment to the Company. MCHV, in turn, granted to SB Bio an exclusive worldwide right and license to the technology to make, use and sell vaccines for several identified human infectious diseases and for any other human infectious disease for which SB Bio provided research and development funding. In exchange, SB Bio agreed to make payments to MCHV based on the achievement of certain product development milestones and to pay royalties to MCHV based on commercial sales of any human vaccine product developed by MCHV.

            Included as one of the terms of the joint venture was the right of SB Bio, prior to September 1, 2003, to exchange its 26.25 % equity interest in MCHV for 3,595,264 shares of Company Common Stock, as provided for in an Exchange Option Agreement, dated May 6, 1996, among the Company, SB Bio and MCHV (the "Exchange Option Agreement").

            Since its inception, the joint venture has engaged in a research and development program for target products with research services and facilities supplied by the Company and funded by research and development payments from SB Bio.

Dissolution of the Joint Venture

            Effective as of September 1, 1999, the joint venture was dissolved by means of a two-step transaction consisting of (i) the exchange by SB Bio of its 26.25% interest in MCHV for



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3,595,264 shares of Company Common Stock, in accordance with the terms of the
Exchange Option Agreement (the "Equity Exchange"), and (ii) and the merger of MCHV into the Company. As a consequence of the merger, all of the intellectual property rights of the joint venture have reverted to the Company, subject to the terms of the New License Agreement (as described below).

New License Agreement

            Under the New License Agreement, the Company has granted to SB plc an exclusive, worldwide license, with the right to grant sublicenses, to develop, make, use and sell any product (subject to rights granted by Antex to a third party) embodying or utilizing the intellectual property of the Company relating to any and all prophylactic and/or therapeutic human vaccines (but excluding development of commercial products for use in passive immunization) for infectious diseases caused or exacerbated by the following targets: (i) Moraxella catarrhalis, (ii) Neisseria meningitidis, including serotypes A, B and C, (iii) non-typable Haemophilus influenzae, (iv) Streptococcus pneumoniae and
(v) Chlamydia using the "High Molecular Weight" protein of Chlamydia.

            In consideration for the license, the Company is entitled to receive milestone payments based on both the successful completion of clinical trials and subsequent product approvals by the appropriate regulatory authorities. In addition, the Company will be entitled to receive royalties on SB Bio's net sales of any product incorporating the licensed technology (subject to a credit to be taken by SB plc for previous milestone payments).

            Under the New License Agreement, the Company will conduct a research and development program on behalf of SB plc for the period July 1, 1999 through December 31, 1999, and will be entitled to receive payments from SB plc of approximately $1.33 million for budgeted expenses incurred in carrying out the program. Extension of the research and development program beyond December 31, 1999 for one or more periods of no less than one year each is at the sole discretion of SB plc.

            All intellectual property rights licensed to SKB under the Original License Agreement that are not covered by the New License Agreement have reverted to the Company, including all such rights with respect to Helicobacter pylori and Campylobacter. However, if either the Helicobacter pylori or Campylobacter is marketed or licensed by the Company to a third party, SB plc will be entitled to receive a portion of the proceeds received by the Company from the third party (but excluding any research and development funding).

New Stock Purchase Warrant

            In connection with the termination of the joint venture, the Company issued to SB Bio an Amended and Restated Warrant, dated September 13, 1999 (the "New Warrant"). The New Warrant entitles SB Bio to purchase, at an exercise price of $.37 per share, 3,865,769 shares of Company Common Stock (which would have increased to 4,731,958 shares of Company Common Stock had SKB's second $666,667 payment of research and development funding under the New License Agreement been received on or before October 1, 1999). The New Warrant, which replaces the Warrant to Purchase Common Stock, dated May 9, 1996, previously




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issued to SB Bio by the Company, is exercisable on or before September 1, 2003.

Registration Rights Agreement

            In accordance with the terms of an Amended and Restated Registration Rights Agreement, dated September 13, 1999, between the Company and SB Bio (the "Registration Rights Agreement"), the Company has granted to SB Bio demand and piggyback registration rights with respect to (i) the 3,595,264 shares of Company Common Stock acquired by SB Bio pursuant to the Exchange Option Agreement and (ii) the 3,865,769 shares of Company Common Stock issuable upon the exercise of the New Warrant.

Standstill Agreement and Right of First Offer

            As a result of the Equity Exchange, SB Bio holds, as of the date hereof, approximately 12.2% of the outstanding shares of Company Common Stock. In the Omnibus Agreement, SB Bio has agreed that, for a period of ten years beginning May 6, 1996, except with the prior consent of the Company and subject to certain limited exceptions, SB Bio and its affiliates will not acquire common or preferred stock of the Company if the effect of the acquisition would be to increase the total percentage ownership of SB Bio and its affiliates in any class of equity securities of the Company to more than 28% of the outstanding securities of that class.

            If at any time prior to May 6, 2006, SB Bio proposes to sell 5% or more of the outstanding shares of Company Common Stock, it must first offer the shares to the Company. The Company, or a designee of the Company, can elect within 30 days to purchase the shares at the price offered by SB Bio. If the Company does not elect to purchase the shares, SB Bio can sell the shares to a third party on the same terms that it offered to the Company.

                            *           *         *

            The foregoing description of the modified arrangement between the Company and SmithKline is a summary of the material terms and is qualified in its entirety by reference to the following documents, each of which is filed as an exhibit to this Report on Form 8-K, and is incorporated herein by reference:
(i) the Omnibus Agreement, (ii) the New License Agreement, (iii) the New Warrant, and (iv) the Registration Rights Agreement.



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

 ITEM 7.    FINANCIAL STATEMENT AND EXHIBITS


Exhibit No.                    Description
-----------                    -----------

10.1           Omnibus Agreement, dated September 13, 1999, by and among the
               Company, SmithKline Beecham Biologicals Manufacturing s.a.,
               SmithKline Beecham plc, and MicroCarb Human Vaccines Inc.

10.2 Research and Development, Research Support and License Agreement, dated September 13, 1999, between the Company and SmithKline
               Beecham plc (certain confidential information has been omitted and filed separately with the Securities and Exchange Commission)

10.3 Amended and Restated Warrant, dated September 13, 1999, issued by the Company to SmithKline Beecham Biologicals Manufacturing s.a

10.4           Amended and Restated Registration Rights Agreement, dated
               September 13, 1999, between the Company and SmithKline Beecham
               Biologicals Manufacturing s.a.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Antex Biologics Inc.
                                    --------------------
                                    (Registrant)


   October 28, 1999                 /s/ Gregory C. Zakarian
   ----------------                 -----------------------
       (Date)                       Name:   Gregory C. Zakarian
                                    Title:  Vice President, Finance







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                                  EXHIBIT INDEX

                                                                                               PAGE NUMBER ON
                                                                                               SEQUENTIALLY
EXHIBIT                                                                                        NUMBERED COPY
NO.                                     DESCRIPTION                                            -------------
---                                     -----------

10.1           Omnibus Agreement, dated September 13, 1999, by and among the                        7
               Company, SmithKline Beecham Biologicals Manufacturing s.a.,
               SmithKline Beecham plc, and MicroCarb Human Vaccines Inc.

10.2           Research and Development, Research Support and License Agreement,                    32
               dated September 13, 1999, between the Company and SmithKline
               Beecham plc (certain confidential information has been omitted and filed separately with the Securities and Exchange Commission)

10.3           Amended and Restated Warrant, dated September 13, 1999, issued by                    82
               the Company to SmithKline Beecham Biologicals Manufacturing s.a.

10.4           Amended and Restated Registration Rights Agreement, dated                            97
               September 13, 1999, between the Company and SmithKline Beecham
               Biologicals Manufacturing s.a.





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